Exhibit 23.2

By Email	Campbells LLP Floor 4, Willow House, Cricket Square Grand Cayman KY1-9010 Cayman Islands

Recon Technology, Ltd Room 601, 1 Shui’an South Street Chaoyang District, Beijing, 100012 People’s Republic of China	T +1 345 949 2648 F +1 345 949 8613 E rlaws@campbellslegal.com campbellslegal.com
2 December 2022	Our Ref: 11963-27899 Your Ref: Recon Technology, Ltd

Dear Sirs,	CAYMAN | BVI | HONG KONG

Recon Technology, Ltd

We are Cayman Islands counsel for Recon Technology, Ltd, a Cayman Islands exempted company (the “Company”), in connection with the Company’s Registration Statement on Form F-3 filed with the U.S. Securities and Exchange Commission in the United States (the “Commission”) on 2 December 2022 (“Registration Statement”), as amended, to register up to $200,000,000 of securities of the Company in a shelf registration statement.

We hereby consent to the reference to our name in such registration statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/S/ Campbells LLP

Campbells LLP